Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 30, 2014, with respect to the consolidated financial statements of TransFirst Inc. and Subsidiaries included in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-207456) and related Prospectus of TransFirst Holdings Corp. for the registration of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

November 20, 2015